UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: Date of Earliest Event Reported:	December 9, 2003 December 9, 2003
BOISE CASCADE CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	1-5057 (Commission File Number)	82-0100960 (I.R.S. Employer Identification No.)
1111 West Jefferson Street P.O. Box 50 Boise, Idaho (Address of principal executive offices)	83728-0001 (Zip Code)
208/384-6161 (Registrant's telephone number, including area code)
Item 5.	Other Events.

Boise Cascade Corporation held a special shareholders meeting on December 9, 2003. With 72.49% of the outstanding shares represented, Boise shareholders cast 35,234,446, or 76.77%, of the voted shares in favor of the acquisition of OfficeMax, Inc. Voted shares against the acquisition totaled 10,664,172, or 23.23%.

The acquisition proposal required a majority of votes cast in favor to pass. OfficeMax shareholders also approved the merger. The companies completed the transaction on December 9, 2003. OfficeMax is now a wholly owned subsidiary of Boise Cascade Corporation.

In a second proposal, Boise shareholders cast 24,414,863, or 53.34%, of the voted shares in favor of an increase in the number of shares of Boise common stock available for issuance under Boise's incentive compensation plan. Voted shares against the proposal totaled 21,355,451, or 46.66%. The proposal required a majority of votes cast in favor to pass.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BOISE CASCADE CORPORATION By /s/ Karen E. Gowland

Karen E. Gowland Vice President and Corporate Secretary

Date: December 9, 2003